UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2024

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 400 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(866) 855-9630
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Amendment No. 23 & Amendment No. 24 to the Financing Agreement

On December 17, 2024 (the “Amendment No. 23 Effective Date”), Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company (the “Administrative Agent”), Wingspire Capital LLC, a Delaware limited liability company (“Wingspire”), and the lenders from time to time (the “Lenders”) party to the Financing Agreement (as defined herein), on the other hand, entered into that certain Amendment No. 23 (“Amendment No. 23”) to that certain financing agreement, dated as of December 23, 2019 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”).

On December 23, 2024 (the “Amendment No. 24 Effective Date”), the Company, and certain of its subsidiaries, on the one hand, and the Administrative Agent, Wingspire and the Lenders party to the Financing Agreement, on the other hand, entered into that certain Amendment No. 24 (“Amendment No. 24” and collectively, with Amendment No. 23, the “Amendments”) to the Financing Agreement.

Amendment No. 23 provides for an additional term loan (the “Amendment No. 23 Term Loan”) in an aggregate principal amount of $5,000,000, which was borrowed in full on the Amendment No. 23 Effective Date. Amendment No. 24 provides for an additional term loan (the “Amendment No. 24 Term Loan”) in an aggregate principal amount of $10,500,000, which was borrowed in full on the Amendment No. 24 Effective Date. The proceeds of the Amendment No. 23 Term Loan and the Amendment No. 24 Term Loan may be used for general corporate purposes.

In connection with Amendment No. 23, the Company shall (i) maintain the engagement of the chief restructuring officer (the “CRO”), which engagement is discussed in greater detail in Item 5.02 below, (ii) appoint three new independent directors, which appointments are discussed in greater detail in Item 5.02 below, (iii) form a special committee comprised of the three newly appointed independent directors, which formation is discussed in greater detail in Item 5.02 below, to review various strategic alternatives, with the goal of maximizing shareholder value (the “Special Committee”), (iv) comply with certain specified milestones with respect to strategic alternatives and (v) comply with various other reporting requirements. The Company is actively engaging with its key stakeholders to explore all available strategic alternatives.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the Amendments is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Independent Directors

On December 17, 2024, the Board of Directors (the “Board”) of the Company unanimously approved an increase to the size of the Board and unanimously elected Lawrence R. Hirsh, Timothy R. Pohl and Neal P. Goldman to serve as new Class I, Class II and Class III directors, respectively, effective immediately. Mr. Hirsh will serve as a member of the Board until the earlier of the expiration of the term of the Class I directors, and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Pohl will serve as a member of the Board until the earlier of the expiration of the term of the Class II directors, and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Goldman will serve as a member of the Board until the earlier of the expiration of the term of the Class III directors, and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal.

As compensation for their services as directors, the Company has agreed to pay Mssrs. Goldman, Pohl and Hirsh a monthly cash fee of $35,000. There are no transactions between the Company and Mssrs. Goldman, Pohl and Hirsh that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Restructuring Officer

On November 25, 2024, the Board appointed Mohsin Meghji, age 59, to serve as the Company’s CRO, effective immediately upon the execution of the Engagement Letter (as defined herein). In connection with Amendment No. 23, Mr. Meghji is now serving as one of the Company’s executive officers, effective as of December 17, 2024.

Mr. Meghji has served as the Founder and Managing Partner of M3 Advisory Partners, LP (“M3 Partners”) since February 2014. Mr. Meghji has more than 25 years of professional experience advising companies that are experiencing financial, operational, or strategic transitions and in maximizing value for shareholders and other stakeholders of such entities. Prior to founding M3 Partners, Mr. Meghji served as Executive Vice President & Head of Strategy at Springleaf Holdings, LLC as well as CEO of its captive insurance companies. Prior to Springleaf, Mr. Meghji co-founded Loughlin Meghji + Company, a financial and restructuring advisory firm which became one of the leading restructuring boutiques in the U.S. Earlier in his career, Mr. Meghji spent 12 years with Arthur Andersen & Co. in the firm’s London, Toronto and New York offices, reaching the position of Partner in the Global Corporate Finance group. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. Mr. Meghji has qualified as a U.K. and Canadian Chartered Accountant as well as a U.S. Certified Turnaround Professional. Mr. Meghji currently serves as executive chair of M3-Brigade Acquisition V Corp. and as a director of the board of Frontier Communications Corp. Mr. Meghji served as executive chair of M3-Brigade Acquisition II Corp. and M3-Brigade Acquisition III Corp., as well as chief restructuring officer for BioAffnity Technologies, Inc., Sears Holding Corporation, Sanchez Energy Corporation, and Sorrento Therapeutics, Inc.

The appointment of Mr. Meghji as CRO is made pursuant to that certain engagement letter, dated as of November 30, 2024 (the “Engagement Letter”), by and between the Company, its subsidiaries and M3 Partners.

There are no family relationships between Mr. Meghji and any of the Company’s directors or executive officers. Mr. Meghji has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Meghji will not receive any compensation directly from the Company. Instead, pursuant to the Engagement Letter, the Company agreed, among other things, to pay M3 Partners an hourly rate for the services of Mr. Meghji as set forth in the Engagement Letter.

Special Committee

In connection with Amendment No. 23, the Board formed the Special Committee to oversee all key matters in connection with strategic alternatives, including, among other things, oversight of the CRO and decision-making process in connection with any strategic alternatives. The members of the Special Committee are Neal P. Goldman, Timothy R. Pohl and Lawrence R. Hirsh.

The disclosures set forth above under Item 1.01 above with respect to Amendment No. 23 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: December 23, 2024

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Executive Officer and Chief Financial Officer